UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

            On January 13, 2012, Colfax Corporation (the "Company" or "Colfax") entered into an amendment to its Credit Agreement (the "Credit Agreement"), dated as of September 12, 2011, by and among the Company, Colfax Holdings UK Ltd, the other subsidiaries of the Company party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent. Pursuant to that certain First Amendment to Credit Agreement (the "Amendment"), dated as of January 13, 2012, by and among the Company, Colfax Holdings UK Ltd, the other subsidiaries of the Company party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, the Company amended the Credit Agreement to, among other things, (i) permit the term A loans to be drawn in two stages, (ii) split the $700.0 million term A-2 facility into a $500.0 million term A-2 facility to be borrowed in U.S. dollars and a $200.0 million term A-3 facility to be borrowed in Euros and (iii) lower the interest rate margin on the term B facility by 50 basis points, to 2.50% per annum for base rate loans and 3.50% per annum for Eurocurrency rate loans. Other amendments and modifications, including amendments to each of the liens, debt, fundamental changes, dispositions and investments covenants are more fully set forth in the full text of the Amendment.

            The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

            On January 13, 2012 in connection with the Company's borrowing under the Credit Agreement and entering into the Amendment described under Item 1.01, the Company terminated its existing $250 million Credit Agreement (the "Terminated Credit Facility"), dated as of May 13, 2008, among the Company and Allweiler Aktiengesellschaft as the borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders party thereto, as amended, following the payment in full of all outstanding indebtedness under the Terminated Credit Facility. There were no material early termination penalties incurred as a result of the termination of the Terminated Credit Facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

            On September 12, 2011, Colfax announced that it had entered into an agreement with Charter International plc ("Charter") under which a wholly-owned subsidiary of Colfax, Colfax UK Holdings Ltd. ("Bidco"), would acquire the entire issued share capital of Charter for cash and newly-issued shares of Colfax common stock (the “Acquisition”) by way of a court-sanctioned scheme of arrangement (the "Scheme") under Article 125 of the Companies (Jersey) Law 1991.  The Scheme was sanctioned by the Royal Court of Jersey on January 12, 2012.

            On January 13, 2012, the Scheme became effective and the Acquisition was completed.  The consideration to be paid to Charter's shareholders pursuant to the Scheme is expected to be dispatched by no later than January 27, 2012. Under the terms of the Acquisition, Charter shareholders are entitled to receive 730 pence in cash and 0.1241 newly-issued shares of Colfax common stock in exchange for each share of Charter's ordinary stock. Colfax will issue 20,735,555 shares of Colfax common stock and pay approximately £1.2 billion in cash in the aggregate as consideration in the Acquisition.

            As announced on September 12, 2011, in order to finance in part the Acquisition, Colfax entered into a securities purchase agreement with BDT CF Acquisition Vehicle, LLC (the "BDT Investor"), pursuant to which Colfax agreed to sell to the BDT Investor (i) 14,756,945 shares of Colfax common stock and (ii) 13,877,552 shares of newly created Series A perpetual convertible preferred stock for an aggregate of $680 million. In connection with the investment, Colfax granted the BDT Investor certain voting and approval rights. Also on September 12, 2011, Colfax entered into securities purchase agreements with each of Mitchell P. Rales, Steven M. Rales and Markel Corporation, pursuant to which Colfax agreed to sell to (a) Mitchell P. Rales 2,170,139 shares of common stock for an aggregate of $50 million, (b) Steven M. Rales 2,170,139 shares of common stock for an aggregate of $50 million and (c) Markel Corporation  1,085,070 shares of common stock for an aggregate of $25 million to fund in part the Acquisition.  Mitchell P. Rales is the Chairman of Colfax's Board of Directors and Steven M. Rales is his brother. In addition, Tom Gayner, a member of Colfax's Board of Directors, is an officer of Markel Corporation. Colfax also entered into the Credit Agreement to finance in part the Acquisition. The issuances of the securities to the BDT Investor, Mitchell P. Rales, Steven M. Rales and Markel Corporation are scheduled to close in accordance with the terms of the securities purchase agreements on January 24, 2012.

Item 3.03 Material Modification to Rights of Security Holders.

            The Credit Agreement, as amended by the Amendment, contains customary covenants, including a covenant limiting the Company’s ability to pay cash dividends and to repurchase or otherwise acquire shares of its capital stock with cash. The Credit Agreement provides that the Company may not declare and pay cash dividends or repurchase or otherwise acquire shares of its capital stock with cash in any fiscal year in excess of $50.0 million in the aggregate.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

            The consolidated financial statements of Charter International Plc contained in the Company's definitive Proxy Statement on Schedule 14A, filed with the SEC on December 19, 2011, are hereby incorporated by reference in response to this Item 9.01(a).

(b) Pro Forma Financial Information

            The Colfax Corporation unaudited pro forma condensed combined financial information contained in the Company's definitive Proxy Statement on Schedule 14A, filed with the SEC on December 19, 2011, is hereby incorporated by reference in response to this Item 9.01(b).

(d)

10.1
 First Amendment to Credit Agreement, dated as of January 13, 2012, by and among the Colfax Corporation, Colfax Holdings UK Ltd, the other subsidiaries of Colfax Corporation party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: January 17, 2012	By:	/s/C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10.1
 First Amendment to Credit Agreement, dated as of January 13, 2012, by and among the Colfax Corporation, Colfax Holdings UK Ltd, the other subsidiaries of Colfax Corporation party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.